As filed with the Securities and Exchange Commission on August 31, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Full Circle Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	27-2411476
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Westchester Ave., Suite S-620 Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-166302

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of the Registrant's Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Full Circle Capital Corporation (the “Company”).  The description of the shares of common stock contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-166302), filed with the Securities and Exchange Commission on April 26, 2010, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                      Exhibits

3.1	Articles of Amendment and Restatement of Full Circle Capital Corporation**

3.2	By-Laws of Full Circle Capital Corporation *

4.1	Specimen Common Stock Certificate*

*	Incorporated by reference to Amendment No. 2 of the Company’s Registration Statement on Form N-2 (File No. 333-166302), filed on August 5, 2010.
**	Incorporated by reference to Amendment No. 3 of the Company’s Registration Statement on Form N-2 (File No. 333-166302), filed on August 26, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:                      August 31, 2010

FULL CIRCLE CAPITAL CORPORATION

By:	/s/ John E. Stuart
	Name:	John E. Stuart
	Title:	Chief Executive Officer and Chairman of the Board of Directors